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Exhibit 10.12

COMPUTER SCIENCES CORPORATION
2001 STOCK INCENTIVE PLAN

UK SUB-PLAN

Approved by the UK Inland Revenue on 11 May 2004
(Inland Revenue reference: X22654/IDA)

Termination Date: 11 June 2011

1.
Adoption of the UK Sub-Plan

1.1
Computer Sciences Corporation, a Nevada corporation ("the Company"), has established this UK Sub-Plan ("the UK Sub-Plan") of the Computer Sciences Corporation 2001 Stock Incentive Plan ("the Plan") for the purpose of granting rights to acquire shares of the Company to employees of it and its Subsidiaries in the United Kingdom.

1.2
The UK Sub-Plan is intended to qualify as a CSOP scheme under Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 (the "ITEPA 2003"). References to Schedule 4 are to Schedule 4 of the ITEPA 2003.

1.3
The Plan attached as Appendix A to this UK Sub-Plan shall apply to the UK Sub-Plan subject to the additional restrictions and amendments specified below. In the event of any conflict between the provisions of the Plan and the UK Sub-Plan, the provisions of the UK Sub-Plan shall prevail. Amendments and alterations made in this UK Sub-Plan shall apply only in respect of Awards granted under this UK Sub-Plan.

1.4
References in the UK Sub-Plan to "Sections" are to Sections of the Plan.

2.
Definitions

2.1
The following definitions shall apply for the purposes of this UK Sub-Plan:

2.1.1
For the purposes of Rules 2.1.3 and 8 below, "Control" shall have the meaning given to it by Section 840 of the UK Income and Corporation Taxes Act 1988.

2.1.2
"Fair Market Value" means the value of a Common Share on any day, determined in accordance with the following:

(a)
if the Common Stock is listed on the New York Stock Exchange, the last sale price, regular way, of a Common Share on such day, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or

(b)
if the Common Stock is not listed on the New York Stock Exchange, the value of a Common Share determined in accordance with the provisions of Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed in advance with the UK Inland Revenue's Share Valuation Division.

2.1.3
"Subsidiary" means any company which is directly or indirectly under the Control of the Company.

2.2
Other capitalised terms used in this UK Sub-Plan shall be as defined in the Plan.

3.
Section 2: PERSONS ELIGIBLE UNDER PLAN

3.1
An Employee who is a director of the Company or any of its Subsidiaries must be required to work at least 25 hours or more per week, excluding meal breaks, to be eligible for an Award under this UK Sub-Plan.

3.2
In no event shall an Award be granted to or exercised by any person who is precluded by paragraph 9 of Schedule 4 from participating in a UK Inland Revenue approved company share option plan.

4.
Section 3: AWARDS

4.1
The Committee may only award under this UK Sub-Plan stock options to acquire Common Shares of the Company with an exercise price not manifestly less than the Fair Market Value per Common Share on the date of grant, as determined by the Committee at the date of grant. The Common Shares of the Company shall satisfy the conditions specified in paragraphs 16 to 20 of Schedule 4.

4.2
Section 3(c) shall be limited so that the exercise price may only be satisfied by cash, cheque and/or in accordance with any cashless exercise program established by the Company (provided that under such program the Employee retains their right to receive shares on exercise rather than cash).

4.3
Awards granted under this UK Sub-Plan shall be limited and take effect so that following any grant, an Employee will not hold Awards granted under the UK Sub-Plan and any other UK Inland Revenue approved CSOP scheme within Schedule 4 operated by the Company or its associated companies (as such term is defined in paragraph 35 of Schedule 4) over Common Shares with an aggregate Fair Market Value in excess of £30,000 (or such other limit as may apply from time to time under paragraph 6 of Schedule 4) determined on the basis of the Fair Market Value of the Common Shares as at the date(s) of grant of the relevant Awards and the market value at the date(s) of grant of options granted under the rules of any other UK Inland Revenue approved CSOP scheme.

4.4
The Committee's discretionary powers pursuant to Section 3(d) are also subject to the provisions of this UK Sub-Plan. In particular:

4.4.1
Section 3(d)(ii) shall be removed for the purposes of this UK Sub-Plan; and

4.4.2
the Committee may only exercise its discretion regarding the vesting of an Award in accordance with the specified terms and conditions of the Award or on the occurrence of an event of the type described in Section 7 if it does so fairly and reasonably.

5.
Section 4: STOCK SUBJECT TO PLAN

5.1
The Common Shares issuable to an Employee on the exercise of an Award shall be transferred to the Employee within thirty days following the date of exercise.

5.2
Save for any rights determined by reference to a date on or before the date of issuance, any Common Shares which are issued shall rank pari passu and as one class with the other issued shares of the same class.

6.
Section 6: ADMINISTRATION OF THE PLAN

  The Committee's discretionary powers pursuant to Section 6(b) are also subject to the provisions of this UK Sub-Plan. In particular, any determination of the Committee involving the imposition of performance criteria or other conditions in relation to Awards shall be subject to the requirement that such performance criteria or other conditions:

  (a)
  must be objective and set at the date of grant of the Award; and

  (b)
  cannot be waived or amended unless events occur which cause the Committee to consider that the performance criteria or other conditions will not achieve their original purpose (in which case the Committee may make such alterations or additions to those performance criteria or other conditions as it considers fair and reasonable provided that the amended performance criteria or other conditions are no more difficult to meet than those originally imposed).

7.
Section 7: ADJUSTMENTS

7.1
The Committee may only make an adjustment under Section 7 in the event of a variation in the share capital of the Company within the meaning of paragraph 22(3) of Schedule 4. In the event of such a variation, the Committee may make such adjustments as it considers appropriate to:

(a)
the number or description of Common Shares in respect of which any Award may be exercised; and/or

(b)
the exercise price at which Common Shares may be acquired by the exercise of any such Award; or

(c)
where any such Award has been exercised but no Common Shares have been issued or transferred to such exercise, the number or description of Common Shares which may be so issued or transferred and the exercise price at which they may be so acquired.

8.
Exchange of Options

8.1
In the event of any company (the "Successor Entity") obtaining Control of the Company as a result of making a general offer:

8.1.1
to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

8.1.2
to acquire all the shares in the Company which are of the same class as the Common Shares subject to subsisting Awards granted under this UK Sub-Plan (the "Old Option"),

  the Employees holding Awards under the UK Sub-Plan (or the Company on behalf of such holder) may agree with the Successor Entity to release the Old Option in consideration of the grant of a new option (the "New Option") which satisfies the following conditions:

  8.1.3
  it is over shares in the Successor Entity or in a company which has Control over the Successor Entity which satisfy the conditions specified in paragraphs 16 to 20 of Schedule 4;

  8.1.4
  it is a right to acquire such number of shares as has on acquisition of the New Option an aggregate market value equal to the aggregate Fair Market Value of the Common Shares subject to the Old Option on its disposal;

  8.1.5
  it has a purchase price per share such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option; and

  8.1.6
  it is otherwise identical in terms to the Old Option.

8.2
The New Option shall, for all other purposes of this UK Sub-Plan, be treated as having been acquired at the same time as the Old Option, which is released in consideration for the grant of the New Option.

8.3
Where any New Option is granted pursuant to this Rule 8, the provisions of this UK Sub-Plan shall, in relation to the New Option, be construed as if references to the Company and the shares were references to the Successor Entity or, as the case may be, to the other company to whose shares the New Option relates and to the shares in the Successor Entity or that other company.

8.4
The release of the Old Option and the grant of a New Option under this Rule 8 must take place within the period of six months beginning with the time when Control of the Company has been obtained and any conditions in connection with the change of Control are satisfied.

9.
Section 8: LIMITATION ON REPRICING OF STOCK OPTIONS

9.1
For the avoidance of doubt, no alteration may be made to the exercise price of an Award granted under this UK Sub-Plan unless in accordance with Rule 7 above.

10.
Section 9: AMENDMENT AND TERMINATION OF PLAN

10.1
Any amendments or alterations to this UK Sub-Plan, or to the Plan insofar as they affect this UK Sub-Plan, shall not take effect in relation to this UK Sub-Plan and Awards granted under it until they have been approved by the UK Inland Revenue, if approval of the amendment is required pursuant to paragraphs 30 or 31 of Schedule 4 to maintain approval of the UK Sub-Plan.

11.
Section 10: EFFECTIVE DATE OF PLAN

11.1
The effective date of this UK Sub-Plan shall be the date upon which it receives formal approval from the UK Inland Revenue. No Award may be granted under this UK Sub-Plan until formal approval has been received.

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COMPUTER SCIENCES CORPORATION 2001 STOCK INCENTIVE PLAN